Exhibit 99.1

eXoZymes selected as core industry partner in $9M NSF-funded initiative to advance modular cell-free biomanufacturing

Monrovia, CA — June 26, 2025 — Today, eXoZymes Inc. (NASDAQ: EXOZ) (“eXoZymes”) - a pioneer of AI-engineered enzymes that can transform sustainable feedstock into nutraceuticals, medicines, and other essential chemicals - announced its role in the Meta-PURE initiative, a $9.2 million USD National Science Foundation (NSF) funded project under the CFIRE program aimed at transforming the scalability and accessibility of cell-free systems to expand real-world applications.

Led by Georgia Tech with a coalition of top academic and industry groups, Meta-PURE will build a suite of standardized, interoperable ‘modules’ for cell-free biomanufacturing, enabling plug-and-play modules that can rapidly shift between use cases - from high-value nutraceuticals, to essential chemicals or pharmaceuticals. eXoZymes’ contribution builds on its proven ability to design complex enzyme cascades that operate outside of cells at unprecedented yields.

“Our job in Meta-PURE is to build a cell-free power plant - an ATP-generating module that other teams can plug into to drive their own production modules,” said Dr. Paul Opgenorth, co-founder of eXoZymes and co-principal investigator on the award. Dr. Opgenorth continues, “By decoupling the power module from the production module, we’re enabling faster reaction times, greater product yields, and making the development of production modules more accessible for our partners across a broad spectrum of synthetic biology applications.”

For Meta-PURE, eXoZymes - formerly known as Invizyne Technologies - will serve as the key industrial partner, with a $3 million share of the total award, and will develop a cell free ATP-generating module - essentially a cell-free power plant - that fuels different chemical production modules to be developed now and in the future, supporting cell-free manufacturing of several market-relevant targets.

In addition, eXoZymes’ role also includes developing a production module for santalene, an extremely high-value fragrance compound, traditionally extracted from sandalwood for use in aromatherapy and traditional medicine formulations. Furthermore, derivates of santalene have been investigated in pharmaceutical use cases.

Other coalition partners will develop targets spanning a wide range of complexity and markets, but all relying on eXoZymes’ plug-and-play cell-free power plant, which will be tested and optimized to both purified and lysate-based exozymes biosolutions to ensure compatibility and performance.

About the Meta-PURE Initiative

Meta-PURE is part of NSF Advancing Cell-Free Systems Toward Increased Range of Use-Inspired Applications (CFIRE) program and supported under Cooperative Agreement No. 2452482. It is designed to lay foundational infrastructure for a flexible, cost-effective, and robust U.S. bioeconomy. Work under this program will commence on July 1, 2025 and will run for three years.

Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the U.S. National Science Foundation.

About eXoZymes

Founded in 2019, the company has developed a biomanufacturing platform that - as a historic first - offers the tools and insights to design, engineer, control and optimize nature’s own natural processes to produce chemical compounds, enabling the company’s partners to replace traditional petro-chemical production methods with a new commercially scalable, sustainable, and eco-friendly alternative: exozymes.

Exozymes are advanced enzymes enhanced through AI and bioengineering to thrive in a bioreactor outside of living cells. Exozymes can replace toxic petrochemical processes and inefficient biochemical extraction with sustainable and scalable biosolutions that transform biomass into essential chemicals, medicines, and biofuels.

By freeing enzyme-driven chemical reactions from the limitations imposed by cells, exozyme biosolutions eliminate the scaling bottleneck that has hampered commercial success in the synthetic biology (SynBio) space, making exozymes the next generation of biomanufacturing.

While the company, eXoZymes Inc., has introduced “exozymes” as a scientific concept, they are not trademarking the concept, as they view it as a new nomenclature for wide adoption for this next generation of biomanufacturing that eXoZymes aims to pioneer and be the market leader of.

Learn more on exozymes.com

eXoZymes Safe Harbor

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “potential,” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of eXoZymes’ quarterly reports on Form 10-Q, annual reports on Form 10-K, and other documents filed by eXoZymes from time to time by the company with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and eXoZymes assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. eXoZymes does not give any assurance that it will achieve its expectations.

eXoZymes contact

Lasse Görlitz, VP of Communications

(858) 319-7135

press@exozymes.com